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EXHIBIT 32.2

SECTION 1350 CERTIFICATION

I, Bradley R. Grining, the Acting Principal Financial Officer of Kimball Hill, Inc. (the "Company"), pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that based on my knowledge the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2007, filed with the Securities and Exchange Commission: (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ BRADLEY R. GRINING Bradley R. Grining Acting Principal Financial Officer*

Date: January 14, 2008

*
As previously disclosed by Kimball Hill, Inc., Edward J. Madell, Vice President, Chief Financial Officer and Treasurer, has been absent on an unexpected medical leave since the beginning of December 2007. In his absence, certain incremental responsibilities have been borne by individuals who have significant roles in the preparation and review of our periodic reports. Bradley R. Grining, Vice President and Controller, is acting as the principal financial officer, in addition to principal accounting officer, for purposes of this Annual Report on Form 10-K.

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  EXHIBIT 32.2